UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 21, 2005
(Date of earliest event reported)

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 592-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
Exhibit Index
ANNUAL INCENTIVE COMPENSATION EARNED IN 2004
ANNUAL INCENTIVE COMPENSATION TO BE EARNED IN 2005

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 21, 2005, the Executive Compensation Committee of the Board of Directors of Rohm and Haas Company approved the following actions with regard to the compensation of the Company’s executive officers:

Annual Incentive Compensation Earned in 2004 and Long-Term Incentive Compensation Earned in 2002-04. The Executive Compensation Committee approved the following awards pursuant to the terms of the 2004 Rohm and Haas Company Annual Incentive Plan and the 2004 Long-Term Performance Share Plan. Mr. Croisetiere’s annual incentive award includes a special award of $65,498.

Executive Officer	Annual Incentive Award	2002-04 Long-Term Award
Rajiv L. Gupta, Chairman, CEO and President	$1,236,150	$396,670
Alan E. Barton, Vice President, Coatings	227,910	96,086
Pierre R. Brondeau, Vice President, Electronic Materials	261,990	96,086
Jacques M. Croisetiere, Vice President, CFO	327,488	91,752
Joseph J. Forish, Vice President	205,644	73,523
Robert A. Lonergan, Vice President, General Counsel and Corporate Secretary	255,348	73,523
Anne M. Wilms, Vice President, CIO	164,860	52,224

Annual Incentive Compensation to Be Earned in 2005.  For 2005, the Executive Compensation Committee established a Return on Net Assets (RONA) goal as the performance criterion to be used in determining corporate awards under the Annual Incentive Plan. A graduated award schedule based on RONA performance will pay executive officers from 0 to 150% of base salary depending on RONA performance and job level.

Long-Term Incentive Compensation to Be Earned during 2005-07.  For the 2005-07 performance cycle, the Executive Compensation Committee established performance share standards for the executive officers under the Long-Term Performance Share Plan. Actual awards will be determined using three year average Return on Net Assets (RONA) and three year relative Total Shareholder Return (TSR) as the performance criteria. The payouts in number of shares shown in the Target column assume that Rohm and Haas’s performance matches both the RONA target and the TSR of a peer group of comparison companies. The payouts shown in the Threshold column indicate the lowest possible payout (other than zero), representing 12.5% of the target number of shares. The payouts shown in the Maximum column reflect the highest potential payouts of 162.5% of the target number of shares. Future payouts in the chart below are estimated using the average closing fair market share price for the month of January 2005. Actual dollar value of payouts (which will be paid half in stock and half in cash) will depend upon the average closing fair market share price for the month of December 2007.

			Estimated Future
	Number of	Performance or	Payouts Under
	Shares, Units	Other Period	Performance Share Plan
	or Other Rights	Until Maturation	Threshold	Target	Maximum
Name		or Payout	(# of shares)	(# of shares)	(# of shares)
R. L. Gupta	$2,112,275	12/31/2007	6,162	49,299	80,110
A. E. Barton	445,000	12/31/2007	1,298	10,386	16,877
P. R. Brondeau	445,000	12/31/2007	1,298	10,386	16,877
J. M. Croisetiere	445,000	12/31/2007	1,298	10,386	16,877
J. J. Forish	275,000	12/31/2007	802	6,418	10,430
R. A. Lonergan	390,000	12/31/2007	1,138	9,102	14,791
A. M. Wilms	175,450	12/31/2007	512	4,095	6,654

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

10.1 – Annual Incentive Compensation Earned in 2004 and Long-Term Incentive Compensation Earned in 2002-04

10.2 – Annual Incentive Compensation to be Earned in 2005 and Long-Term Incentive Compensation to be Earned in 2005-07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY
(Registrant)
/s/ R. L. Gupta
R. L. Gupta
Chairman, Chief Executive Officer and President

Date: February 25, 2005

Exhibit Index

10.1 – Annual Incentive Compensation Earned in 2004 and Long-Term Incentive Compensation Earned in 2002-04

10.2 – Annual Incentive Compensation to be Earned in 2005 and Long-Term Incentive Compensation to be Earned in 2005-07